EXHIBIT 4.1

Executive employment agreement – Mr John M Stewart (as Managing Director and Chief Executive Officer)

The executive employment agreement of Mr John M Stewart is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005.